Exhibit 99.1

TABLE OF CONTENTS

March 31, 2014

STERLING FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (UNAUDITED AND UNREVIEWED)

(in thousands, except shares)

	March 31, 2014	December 31, 2013
ASSETS:
Cash and cash equivalents:
Interest bearing	$329,916	$428,746
Noninterest bearing	106,650	109,942
Total cash and cash equivalents	436,566	538,688
Restricted cash	7,000	6,747
Investments and mortgage-backed securities (“MBS”):
Available for sale	1,386,382	1,429,812
Held to maturity	154	165
Loans held for sale ($146,336 and $138,952 at fair value)	229,084	138,952
Loans receivable, net ($25,741 and $26,462 at fair value)	7,285,163	7,331,228
Accrued interest receivable	28,896	28,493
Other real estate owned, net (“OREO”)	7,891	8,047
Properties and equipment, net	98,095	101,610
Bank-owned life insurance (“BOLI”)	193,015	191,553
Goodwill	52,018	52,018
Other intangible assets, net	14,342	15,561
Mortgage servicing rights, net	59,955	60,100
Deferred tax asset, net	275,502	284,059
Other assets, net	134,474	132,216
Total assets	$10,208,537	$10,319,249
LIABILITIES:
Deposits:
Noninterest bearing	1,896,353	$1,881,360
Interest bearing	5,236,517	5,193,630
Total deposits	7,132,870	7,074,990
Advances from Federal Home Loan Bank (“FHLB”)	976,059	1,146,103
Securities sold under repurchase agreements	539,972	531,679
Junior subordinated debentures	245,300	245,299
Accrued interest payable	4,073	4,284
Accrued expenses and other liabilities	99,055	100,947
Total liabilities	8,997,329	9,103,302
SHAREHOLDERS’ EQUITY:
Preferred stock, 10,000,000 shares authorized; no shares outstanding	0	0
Common stock, 151,515,151 shares authorized; 62,452,826 and 62,363,741 shares outstanding, respectively	1,972,921	1,972,457
Accumulated other comprehensive income	27,273	19,857
Accumulated deficit	(788,986)	(776,367)
Total shareholders’ equity	1,211,208	1,215,947
Total liabilities and shareholders’ equity	$10,208,537	$10,319,249

See notes to consolidated financial statements.

STERLING FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED AND UNREVIEWED)

(in thousands, except share amounts)

	Three Months Ended
	March 31,
	2014	2013
Interest income:
Loans	$86,153	$81,187
MBS	8,261	7,297
Investments and cash equivalents	2,252	2,273
Total interest income	96,666	90,757
Interest expense:
Deposits	5,153	6,307
Short-term borrowings	145	446
Long-term borrowings	7,680	7,110
Total interest expense	12,978	13,863
Net interest income	83,688	76,894
Provision for credit losses	0	0
Net interest income after provision for credit losses	83,688	76,894
Noninterest income:
Fees and service charges	14,632	14,130
Mortgage banking operations	7,788	13,794
BOLI	1,461	1,557
Gains on sales of securities	0	0
Gains on other loan sales	2,641	25
Other	(6,312)	8,060
Total noninterest income	20,210	37,566
Noninterest expense	85,165	81,929
Income before income taxes	18,733	32,531
Income tax provision	(6,380)	(9,853)
Net income	$12,353	$22,678
Earnings per share - basic	$0.20	$0.36
Earnings per share - diluted	$0.19	$0.36
Dividends declared per share	$0.40	$0.00
Weighted average shares outstanding - basic	62,398,357	62,242,183
Weighted average shares outstanding - diluted	63,730,740	63,004,784

See notes to consolidated financial statements.

STERLING FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED AND UNREVIEWED)

(in thousands)

		Three Months Ended
		March 31,
		2014		2013
Net income		$12,353		$22,678
Beginning balance, accumulated other comprehensive income	$19,857		$60,712
Other comprehensive income (loss):
Change in unrealized gains on investments and MBS available for sale		11,771		(7,359)
Less deferred income tax (provision) benefit		(4,355)		2,723
Net other comprehensive income (loss)		7,416		(4,636)
Ending balance, accumulated other comprehensive income	$27,273		$56,076
Comprehensive income		$19,769		$18,042

For the periods presented, accumulated other comprehensive income was comprised solely of unrealized market value adjustments on available for sale securities.

See notes to consolidated financial statements.

STERLING FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED AND UNREVIEWED)

(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$12,353	$22,678
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain on sales of loans	(9,213)	(10,614)
Net (gain) loss on mortgage servicing rights	96	(2,834)
Stock based compensation	1,095	632
Loss on OREO	436	214
Increase in cash surrender value of BOLI	(1,447)	(1,461)
Depreciation and amortization	10,152	10,692
Bargain purchase gain	0	(7,544)
Loss on pending sale of branches	7,000	0
Change in:
Accrued interest receivable	(403)	(2,253)
Prepaid expenses and other assets	(944)	2,148
Accrued interest payable	(211)	(419)
Accrued expenses and other liabilities	(14,385)	(47,044)
Proceeds from sales of loans originated for sale	300,624	797,735
Loans originated for sale	(303,269)	(631,632)
Net cash provided by operating activities	1,884	130,298
Cash flows from investing activities:
Change in restricted cash	(253)	16,826
Net change in loans	(189,161)	(129,515)
Proceeds from sales of loans	147,523	2,190
Proceeds from maturities of investment securities	12,896	169
Purchase of MBS	0	(76,590)
Principal payments received on MBS	40,842	108,098
Office properties and equipment, net	(1,230)	(5,537)
Improvements and other changes to OREO	11	(125)
Proceeds from sales of OREO	2,327	6,738
Net change in cash and cash equivalents from acquisitions	0	6,877
Net cash provided (used in) by investing activities	12,955	(70,869)
Cash flows from financing activities:
Net change in deposits	57,880	43,499
Advances from FHLB	125,000	225,000
Repayment of advances from FHLB	(295,026)	(290,054)
Net change in short term repurchase agreements	8,293	(5,801)
Payments under structured repurchase agreements	0	(50,000)
Proceeds from stock issuance, net	(631)	413
Cash dividends paid	(12,477)	0
Net cash used in financing activities	(116,961)	(76,943)
Net change in cash and cash equivalents	(102,122)	(17,514)
Cash and cash equivalents, beginning of period	538,688	299,878
Cash and cash equivalents, end of period	$436,566	$282,364
Supplemental disclosures:
Cash paid during the period for:
Interest	$13,189	$14,247
Income taxes, net	2,215	687
Noncash financing and investing activities:
Foreclosed real estate acquired in settlement of loans	2,618	6,764
Common stock cash dividend accrued	12,494	0

See notes to consolidated financial statements.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

1.              Basis of Presentation:

The foregoing unaudited and unreviewed  interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, these financial statements do not include all of the disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. These unaudited and unreviewed  interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements as disclosed in the annual report on Form 10-K for the year ended December 31, 2013. References to “Sterling,” in this report are to Sterling Financial Corporation, a Washington corporation, and its consolidated subsidiaries on a combined basis, unless otherwise specified or the context otherwise requires. References to “Sterling Bank” refer to our subsidiary Sterling Savings Bank, a Washington state-chartered commercial bank. In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim periods presented.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of Sterling’s consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of Sterling’s consolidated financial position and results of operations.

In addition to other established accounting policies, the following is a discussion of recent accounting pronouncements:

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-04, “Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.”  ASU 2013-04 provides guidance for the recognition, measurement, and disclosure of such obligations.  ASU 2013-04 is effective for fiscal years beginning after December 15, 2013, and did not have a material impact on Sterling’s consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” ASU No. 2013-11 requires an entity to present an unrecognized tax benefit, or a portion of an unrecognized tax benefit, as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except to the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. No new recurring disclosures are required. The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2013, and are to be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of ASU No. 2013-11 did not have a material impact on Sterling’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-01, “Accounting for Investments in Qualified Affordable Housing Projects.” ASU 2014-04 permits an entity to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognize the net investment performance in the income statement as a component of income tax expense (benefit). The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2014 and should be applied prospectively. The adoption of ASU No. 2014-01 is not expected to have a material impact on Sterling’s consolidated financial statements.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

In January 2014, the FASB issued ASU No. 2014-04, “Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” ASU 2014-04 clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments are effective for annual and interim reporting periods beginning on or after December 15, 2014 and can be applied with a modified retrospective transition method or prospectively. The adoption of ASU No. 2014-04 is not expected to have a material impact on Sterling’s consolidated financial statements.

2. Business Combinations:

Commerce National Bank. On October 1, 2013, Sterling paid $42.9 million in cash to acquire Commerce National Bank (“CNB”). The following table summarizes the amounts recorded at closing:

October 1, 2013
(in thousands)
Cash and cash equivalents	$8,555
Investments and MBS	69,353
Loans receivable, net	161,043
Goodwill	15,384
Core deposit intangible	1,160
Other assets	5,325
Total assets acquired	$260,820
Deposits	$189,563
Advances from FHLB	25,000
Other liabilities	3,350
Total liabilities assumed	217,913
Net assets acquired	$42,907

The recorded goodwill represents the inherent value of the CNB transaction, as a result of the expected enhancement of Sterling’s operations in Southern California. The amount of goodwill deductible for income tax purposes is approximately equivalent to the recorded book value. The core deposit intangible has an amortization period of approximately ten years and will be amortized on an accelerated basis. The fair value of assets acquired and liabilities assumed are presented above.

As of October 1, 2013, the unpaid principal balance and contractual interest (“contractual cash flows”) on purchased loans was $164.2 million. Sterling estimated that $3.7 million of these cash flows would be uncollectable, resulting in a combined credit and interest rate discount of $3.8 million being recorded on these loans. As of the acquisition date, the amount of loans purchased from CNB that exhibited evidence of credit deterioration was immaterial.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

Boston Private Bank and Trust Company. On May 10, 2013, Sterling paid $123.0 million in cash to acquire the Puget Sound operations of Boston Private Bank & Trust Company (“Boston Private”). The Boston Private Puget Sound offices were located in Seattle, Bellevue and Redmond, Washington.  Upon acquisition, the Boston Private Seattle branch was consolidated into one of Sterling’s existing Seattle branches.  The following table summarizes the amounts recorded at closing:

May 10, 2013
(in thousands)
Cash and cash equivalents	$340
Loans receivable, net	273,353
Goodwill	14,056
Core deposit intangible	1,674
Other assets	2,721
Total assets acquired	$292,144
Deposits	$168,246
Other liabilities	913
Total liabilities assumed	169,159
Net assets acquired	$122,985

The recorded goodwill represents the inherent value of the Boston Private transaction, which expands Sterling’s presence in the Puget Sound market through the addition of two branch offices and the associated customer relationships.  The additional branches are along the I-5 corridor, which Sterling identified as its primary focus for growth. The amount of goodwill deductible for income tax purposes is approximately equivalent to the recorded book value. The core deposit intangible will be amortized on an accelerated basis over approximately ten years.

As of May 10, 2013, the contractual cash flows on purchased loans was $280.7 million. Sterling estimated that $3.5 million of these cash flows would be uncollectable, resulting in a combined credit and interest rate discount of $5.1 million being recorded on these loans.  As of the acquisition date, none of the loans purchased from Boston Private exhibited evidence of credit deterioration.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

American Heritage Holdings. On February 28, 2013, Sterling paid $6.5 million in cash and paid off an existing note payable of $2.2 million for a total of $8.7 million in consideration to acquire American Heritage Holdings, the holding company for Borrego Springs Bank, N.A. (“Borrego”). Immediately following the acquisition, Borrego was merged with and into Sterling’s principal operating subsidiary, Sterling Bank, with Borrego’s operations continuing under the registered trade name of Borrego Springs Bank.  As a result of this transaction, Sterling has expanded its SBA lending platform and added depository branches in Southern California. The following table summarizes the amounts recorded at closing:

February 28, 2013
(in thousands)
Cash and cash equivalents	15,626
Investments and MBS	1,030
Loans receivable, net	97,262
Core deposit intangible	453
Other assets	27,197
Total assets acquired	$141,568
Deposits	$118,221
Other liabilities	7,054
Total liabilities assumed	125,275
Net assets acquired	16,293
Consideration paid	8,749
Bargain purchase gain	$7,544

We recognized a bargain purchase gain of $7.5 million in the transaction for the net assets acquired in excess of the purchase price, primarily due to limited market for Borrego’s assets, in addition to Borrego’s regulatory and capital constraints.  The bargain purchase gain is included in other noninterest income on the income statement for the three months ended March 31, 2013.  The core deposit intangible has a weighted average amortization period of ten years and will be amortized on an accelerated basis. On the acquisition date of February 28, 2013, the contractual cash flows of purchased impaired loans, which are described in Note 4, from Borrego were $16.1 million, cash flows expected to be collected were $13.6 million, and the fair value of the loans was $11.9 million, with $9.8 million of these loans being guaranteed by government agencies.

As of February 28, 2013, the unpaid principal balance and contractual interest (“contractual cash flows”) on purchased loans that had not exhibited evidence of credit deterioration was $83.3 million. Sterling estimated that $3.9 million of these cash flows would be uncollectable, resulting in a combined credit and interest rate discount of $4.5 million being recorded on these loans.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

3. Investments and MBS:

The carrying and fair values of investments and MBS are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
March 31, 2014
Available for sale
MBS	$1,206,561	$14,798	$(15,199)	$1,206,160
Municipal bonds	171,787	8,639	(426)	180,000
Other	213	9	0	222
Total	$1,378,561	$23,446	$(15,625)	$1,386,382
Held to maturity
Tax credits	$154	$0	$0	$154
Total	$154	$0	$0	$154
December 31, 2013
Available for sale
MBS	$1,248,908	$13,269	$(22,277)	$1,239,900
Municipal bonds	184,642	6,045	(997)	189,690
Other	212	10	0	222
Total	$1,433,762	$19,324	$(23,274)	$1,429,812
Held to maturity
Tax credits	$165	$0	$0	$165
Total	$165	$0	$0	$165

The following table summarizes Sterling’s investments and MBS that had a market value below their amortized cost as of March 31, 2014 and December 31, 2013, segregated by those investments that have been in a continuous unrealized loss position for less than 12 months and those that have been in a continuous unrealized loss position for 12 months or longer:

	Less than 12 months		12 months or longer		Total
	Market Value	Unrealized Losses	Market Value	Unrealized Losses	Market Value	Unrealized Losses
	(in thousands)
March 31, 2014
MBS	$448,824	$(13,409)	$33,932	$(1,790)	$482,756	$(15,199)
Municipal bonds	1,429	(18)	3,772	(408)	5,201	(426)
Other	0	0	0	0	0	0
Total	$450,253	$(13,427)	$37,704	$(2,198)	$487,957	$(15,625)
December 31, 2013
MBS	$679,954	$(22,277)	$0	$0	$679,954	$(22,277)
Municipal bonds	10,051	(268)	12,947	(729)	22,998	(997)
Other	0	0	0	0	0	0
Total	$690,005	$(22,545)	$12,947	$(729)	$702,952	$(23,274)

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

Management evaluates investment securities for other-than-temporary declines in fair value each quarter. If the fair value of investment securities falls below the amortized cost and the decline is deemed to be other-than temporary, the securities are written down to current market value, resulting in the recognition of an other-than-temporary impairment (“OTTI”). During the three months ended March 31, 2014 and 2013, no securities were determined to be other-than-temporarily impaired.

The following table presents the amortized cost and fair value of available for sale and held to maturity securities as of March 31, 2014, grouped by contractual maturity. Actual maturities for MBS will differ from contractual maturities as a result of the level of prepayments experienced on the underlying mortgages.

	Held to maturity		Available for sale
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(in thousands)
Due within one year	$0	$0	$0	$0
Due after one year through five years	0	0	1,724	1,820
Due after five years through ten years	0	0	90,332	91,181
Due after ten years	154	154	1,286,505	1,293,381
Total	$154	$154	$1,378,561	$1,386,382

4. Loans Receivable and Allowance for Credit Losses:

The following table presents the composition of Sterling’s loan portfolio as of the balance sheet dates:

	March 31, 2014	December 31, 2013
	(in thousands)
Residential real estate	$1,187,998	$1,119,574
Commercial real estate (“CRE”):
Investor CRE	1,109,880	1,114,768
Multifamily	2,126,241	2,156,434
Construction	83,740	71,693
Total CRE	3,319,861	3,342,895
Commercial:
Owner occupied CRE	1,381,997	1,431,140
Commercial & Industrial (“C&I”)	714,700	742,142
Total commercial	2,096,697	2,173,282
Consumer	804,254	822,068
Gross loans receivable	7,408,810	7,457,819
Deferred loan costs (fees), net	12,329	10,703
Allowance for loan losses	(135,976)	(137,294)
Net loans receivable	$7,285,163	$7,331,228

As of March 31, 2014 and December 31, 2013, loans pledged as collateral for borrowings from the FHLB and the Federal Reserve were $4.88 billion and $4.95 billion, respectively.

Loans receivable include purchased impaired loans, which are loans acquired that are deemed to exhibit evidence of credit deterioration since origination and therefore, are classified as impaired. The accounting for purchased impaired loans is periodically updated for changes in the loans’ cash flow expectations, and reflected in interest income over the life of the loans as accretable yield. As of March 31, 2014, no allowance for credit losses was recorded in connection with purchased impaired loans, and the unpaid principal balance and carrying amount of these loans were $27.5 million and $16.6 million, respectively.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following table presents a roll-forward of accretable yield over the periods presented:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Beginning balance	$2,989	$1,332
Additions	0	1,774
Accretion to interest income	(593)	(205)
Reclassifications	(635)	160
Ending balance	$1,761	$3,061

As of March 31, 2014 and December 31, 2013, net loans receivable included unamortized discounts on acquired loans of $26.2 million and $28.4 million, respectively.  The following table presents, as of March 31, 2014, the five-year projected loan discount accretion to be recognized as an increase to interest income:

Amount
(in thousands)
Remainder of 2014	$4,005

Years ended December 31,
2015	3,613
2016	2,239
2017	1,494
2018	1,011
2019	812

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following table sets forth details by segment for Sterling’s loan portfolio and related allowance as of the balance sheet dates:

	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
	(in thousands)
March 31, 2014
Loans receivable, gross:
Individually evaluated for impairment	$13,675	$55,706	$40,947	$0	$0	$110,328
Collectively evaluated for impairment	1,174,323	3,264,155	2,055,750	804,254	0	7,298,482
Total loans receivable, gross	$1,187,998	$3,319,861	$2,096,697	$804,254	$0	$7,408,810
Allowance for loan losses:
Individually evaluated for impairment	$2,964	$987	$2,803	$133	$0	$6,887
Collectively evaluated for impairment	8,742	39,917	33,328	26,476	20,626	129,089
Total allowance for loan losses	$11,706	$40,904	$36,131	$26,609	$20,626	$135,976
December 31, 2013
Loans receivable, gross:
Individually evaluated for impairment	$7,924	$58,232	$37,794	$0	$0	$103,950
Collectively evaluated for impairment	1,111,650	3,284,663	2,135,488	822,068	0	7,353,869
Total loans receivable, gross	$1,119,574	$3,342,895	$2,173,282	$822,068	$0	$7,457,819
Allowance for loan losses:
Individually evaluated for impairment	$2,968	$952	$2,842	$155	$0	$6,917
Collectively evaluated for impairment	11,277	40,201	39,272	27,423	12,204	130,377
Total allowance for loan losses	$14,245	$41,153	$42,114	$27,578	$12,204	$137,294

Purchased credit impaired loans included in loans collectively evaluated for impairment as of March 31, 2014 are $16.6 million and as of December 31, 2013 are $16.7 million.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following tables present a roll-forward by segment of the allowance for credit losses for the periods presented:

	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
	(in thousands)
2014 first quarter activity
Allowance for loan losses:
Beginning balance, Jan 1	$14,245	$41,153	$42,114	$27,578	$12,204	$137,294
Provisions	(2,453)	(518)	(5,384)	(67)	8,422	0
Charge-offs	(252)	(635)	(2,221)	(1,336)	0	(4,444)
Recoveries	166	904	1,622	434	0	3,126
Ending balance, March 31	11,706	40,904	36,131	26,609	20,626	135,976
Reserve for unfunded credit commitments:
Beginning balance, Jan 1	3,320	998	3,132	3,599	72	11,121
Provisions	397	108	(114)	(114)	(277)	0
Charge-offs	(222)	0	0	0	0	(222)
Recoveries	0	0	0	0	0	0
Ending balance, March 31	3,495	1,106	3,018	3,485	(205)	10,899
Total credit allowance	$15,201	$42,010	$39,149	$30,094	$20,421	$146,875
2013 first quarter activity
Allowance for loan losses:
Beginning balance, Jan 1	$19,847	$48,094	$41,874	$25,602	$18,928	$154,345
Provisions	960	(1,091)	(1,610)	1,512	229	0
Charge-offs	(1,019)	(2,923)	(1,588)	(1,644)	0	(7,174)
Recoveries	180	1,055	920	347	0	2,502
Ending balance, March 31	19,968	45,135	39,596	25,817	19,157	149,673
Reserve for unfunded credit commitments:
Beginning balance, Jan 1	2,230	405	2,806	2,118	443	8,002
Provisions	(309)	(50)	(373)	604	128	0
Charge-offs	(12)	0	0	0	0	(12)
Recoveries	0	0	0	0	0	0
Ending balance, March 31	1,909	355	2,433	2,722	571	7,990
Total credit allowance	$21,877	$45,490	$42,029	$28,539	$19,728	$157,663

In establishing the allowance for loan losses, Sterling groups its loan portfolio into classes of loans collectively evaluated for impairment. The groups are further segregated based on internal risk ratings. Both qualitative and quantitative data are

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

considered in determining the probability of default and loss given default for each group of loans. The probability of default and loss given default are used to calculate an estimated inherent loss rate.  If a loan is determined to be impaired, Sterling prepares an individual evaluation of the loan. The individual evaluation compares the present value of future cash flows or the fair value of the underlying collateral to the recorded investment in the loan. The results of the individual impairment evaluation would determine the need to record a charge-off or establish a specific reserve.

Sterling assigns risk rating classifications to its loans. These risk ratings are divided into the following groups:

Pass - the asset is considered of sufficient quality to preclude a Marginal rating. Pass assets generally are well protected by the current net worth and paying capacity of the obligor or by the value of the asset or underlying collateral.

Marginal - the asset is susceptible to deterioration if stressed from a cash flow or earnings shock, with liquidity and leverage possibly below industry norms.  The borrower may have few reserves to cover debt service, besides current income.  A business generating cash flows that service the debt may be dependent on the successful reception of new products in the marketplace.

Special Mention - the asset has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or of Sterling’s credit position at some future date. Special Mention assets are not adversely classified and do not expose Sterling to sufficient risk to warrant adverse classification.

Substandard - the asset is inadequately protected by the current net worth and paying capacity of the obligor or by the collateral pledged, if any. Assets so classified have well-defined weaknesses. They are characterized by the distinct possibility that Sterling may sustain some loss if the deficiencies are not corrected.

Doubtful/Loss - the Doubtful asset has the weaknesses of those classified Substandard with the added characteristic that the weaknesses make collection in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. An asset classified Loss is the portion of the asset that is considered uncollectible and/or of such little value that its continuance as an asset, without a charge-off or establishment of a specific reserve, is not warranted. This classification does not necessarily mean that an asset has absolutely no recovery or salvage value; but rather, it is not practical or desirable to defer writing off an asset that is no longer deemed to have financial value, even though partial recovery may be recognized in the future.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following table presents credit quality indicators for Sterling’s loan portfolio grouped according to internally assigned risk ratings and performance status:

		Commercial Real Estate			Commercial
	Residential Real Estate	Investor CRE	Multifamily	Construction	Owner Occupied CRE	Commercial & Industrial	Consumer	Total	% of Total
	(in thousands)
March 31, 2014
Pass	$1,107,383	$609,598	$2,031,012	$22,824	$775,855	$514,739	$777,947	$5,839,358	79%
Marginal	53,313	430,241	87,379	58,376	503,862	169,777	15,765	1,318,713	18%
Special mention	7,533	37,006	6,798	1,107	58,875	17,668	5,411	134,398	2%
Substandard	16,805	32,185	915	1,433	41,718	12,478	4,998	110,532	1%
Doubtful/Loss	2,964	850	137	0	1,687	38	133	5,809	0%
Total	$1,187,998	$1,109,880	$2,126,241	$83,740	$1,381,997	$714,700	$804,254	$7,408,810	100%
Restructured	$23,160	$3,380	$0	$2,081	$20,302	$766	$20	$49,709	1%
Nonaccrual	14,717	22,538	0	783	20,657	2,661	3,732	65,088	1%
Nonperforming	37,877	25,918	0	2,864	40,959	3,427	3,752	114,797	2%
Performing	1,150,121	1,083,962	2,126,241	80,876	1,341,038	711,273	800,502	7,294,013	98%
Total	$1,187,998	$1,109,880	$2,126,241	$83,740	$1,381,997	$714,700	$804,254	$7,408,810	100%

December 31, 2013
Pass	$1,038,460	$602,384	$2,058,031	$14,591	$785,237	$521,711	$794,032	$5,814,446	78%
Marginal	52,154	435,022	87,830	53,742	544,329	177,998	15,955	1,367,030	18%
Special mention	7,808	44,934	9,296	1,128	61,103	17,761	6,193	148,223	2%
Substandard	18,184	31,613	1,140	2,232	38,709	24,672	5,733	122,283	2%
Doubtful/Loss	2,968	815	137	0	1,762	0	155	5,837	0%
Total	$1,119,574	$1,114,768	$2,156,434	$71,693	$1,431,140	$742,142	$822,068	$7,457,819	100%
Restructured	$22,337	$3,005	$0	$2,084	$19,553	$774	$21	$47,774	1%
Nonaccrual	15,571	23,709	222	1,582	20,472	3,230	4,516	69,302	1%
Nonperforming	37,908	26,714	222	3,666	40,025	4,004	4,537	117,076	2%
Performing	1,081,666	1,088,054	2,156,212	68,027	1,391,115	738,138	817,531	7,340,743	98%
Total	$1,119,574	$1,114,768	$2,156,434	$71,693	$1,431,140	$742,142	$822,068	$7,457,819	100%

Purchased credit impaired loans of $5.4 million as of March 31, 2014, and $5.7 million as of December 31, 2013, are included in the nonaccrual loans.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

Aging by class for Sterling’s loan portfolio as of March 31, 2014 and December 31, 2013 was as follows:

		Commercial Real Estate			Commercial
	Residential Real Estate	Investor CRE	Multifamily	Construction	Owner Occupied CRE	Commercial & Industrial	Consumer	Total	% of Total
	(in thousands)
March 31, 2014
30 - 59 days past due	$5,741	$3,017	$1,519	$0	$9,302	$659	$6,435	$26,673	0%
60 - 89 days past due	924	2,511	411	0	4,870	104	1,515	10,335	0%
> 90 days past due	15,101	12,332	0	783	11,551	2,346	3,396	45,509	1%
Total past due	21,766	17,860	1,930	783	25,723	3,109	11,346	82,517	1%
Current	1,166,232	1,092,020	2,124,311	82,957	1,356,274	711,591	792,908	7,326,293	99%
Total Loans	$1,187,998	$1,109,880	$2,126,241	$83,740	$1,381,997	$714,700	$804,254	$7,408,810	100%
> 90 days and accruing	$0	$0	$0	$0	$0	$0	$0	$0	0%
December 31, 2013
30 - 59 days past due	$2,544	$1,575	$378	$0	$6,069	$1,066	$5,332	$16,964	0%
60 - 89 days past due	1,258	1,230	0	0	1,350	1,893	1,473	7,204	0%
> 90 days past due	15,175	12,553	222	1,582	12,086	1,997	4,030	47,645	1%
Total past due	18,977	15,358	600	1,582	19,505	4,956	10,835	71,813	1%
Current	1,100,597	1,099,410	2,155,834	70,111	1,411,635	737,186	811,233	7,386,006	99%
Total Loans	$1,119,574	$1,114,768	$2,156,434	$71,693	$1,431,140	$742,142	$822,068	$7,457,819	100%
> 90 days and accruing	$0	$0	$0	$0	$0	$0	$0	$0	0%

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

Sterling considers its nonperforming loans to be impaired loans. The following table summarizes impaired loans by class as of March 31, 2014 and December 31, 2013:

			Book Balance
	Unpaid Principal Balance	Charge-Offs	Without Specific Reserve	With Specific Reserve	Specific Reserve
	(in thousands)
March 31, 2014
Residential real estate	$43,709	$5,832	$29,644	$8,233	$2,964
CRE:
Investor CRE	32,325	6,407	20,809	5,109	850
Multifamily	0	0	0	0	0
Construction	5,030	2,166	2,864	0	0
Total CRE	37,355	8,573	23,673	5,109	850
Commercial:
Owner Occupied CRE	44,765	3,806	26,172	14,787	2,766
C&I	10,218	6,791	2,217	1,210	33
Total commercial	54,983	10,597	28,389	15,997	2,799
Consumer	3,896	144	3,220	532	133
Total	$139,943	$25,146	$84,926	$29,871	$6,746

			Book Balance
	Unpaid Principal Balance	Charge-Offs	Without Specific Reserve	With Specific Reserve	Specific Reserve
	(in thousands)
December 31, 2013
Residential real estate	$43,910	$6,002	$29,984	$7,924	$2,968
CRE:
Investor CRE	32,908	6,194	21,732	4,982	815
Multifamily	222	0	222	0	0
Construction	12,986	9,320	3,666	0	0
Total CRE	46,116	15,514	25,620	4,982	815
Commercial:
Owner Occupied CRE	43,810	3,785	26,154	13,871	2,842
C&I	10,806	6,802	4,004	0	0
Total commercial	54,616	10,587	30,158	13,871	2,842
Consumer	4,770	233	3,953	584	155
Total	$149,412	$32,336	$89,715	$27,361	$6,780

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following table presents the average book balance and interest income recognized for impaired loans by class for the periods presented:

	Three Months Ended March 31,
	2014		2013
	Average Book Balance	Interest Income Recognized	Average Book Balance	Interest Income Recognized
	(in thousands)
Residential real estate	$37,893	$152	$43,127	$152
Investor CRE	26,316	42	47,490	347
Multifamily	111	0	6,487	35
Construction	3,265	38	16,951	1,701
Owner Occupied CRE	40,492	174	58,785	394
C&I	3,715	6	4,723	34
Consumer	4,144	0	6,668	5
Total	$115,936	$412	$184,231	$2,668

The following tables present loans that were modified and recorded as troubled debt restructurings (“TDR’s”) during the following period:

	Three Months Ended March 31,
	2014			2013
	Number of Contracts	Pre- Modification Recorded Investment	Post- Modification Recorded Investment	Number of Contracts	Pre- Modification Recorded Investment	Post- Modification Recorded Investment
	(in thousands, except number of contracts)
Residential real estate	4	$1,271	$1,274	9	$2,134	$1,929
Investor CRE	1	439	437	3	1,482	1,180
Multifamily	0	0	0	0	0	0
Construction	0	0	0	0	0	0
Owner Occupied CRE	1	1,000	996	3	2,432	2,414
C&I	0	0	0	0	0	0
Consumer	0	0	0	0	0	0
Total (1)	6	$2,710	$2,707	15	$6,048	$5,523

(1) Amounts exclude specific loan loss reserves.

Substantially all TDRs are determined to be impaired prior to being restructured. As such, they are individually evaluated for impairment, unless they are considered homogeneous loans in which case they are collectively evaluated for impairment. As of March 31, 2014, Sterling had specific reserves of $62,000 on TDRs which were restructured during the previous three months. There were no loans that were removed from TDR status during the three months ended March 31, 2014.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

The following table shows the post-modification recorded investment by class for TDRs restructured during the periods presented by the primary type of concession granted:

	Principal Deferral	Rate Reduction	Extension of Terms	Forgiveness of Principal and/or Interest	Total
	(in thousands)
Three Months Ended March 31, 2014
Residential Real Estate	$516	$758	$0	$0	$1,274
Investor CRE	437	0	0	0	437
Multifamily	0	0	0	0	0
Construction	0	0	0	0	0
Owner CRE	0	0	996	0	996
C&I	0	0	0	0	0
Consumer	0	0	0	0	0
Total	$953	$758	$996	$0	$2,707

Three Months Ended March 31, 2013
Residential Real Estate	$0	$1,395	$203	$331	$1,929
Investor CRE	0	1,139	0	41	1,180
Multifamily	0	0	0	0	0
Construction	0	0	0	0	0
Owner CRE	730	1,684	0	0	2,414
C&I	0	0	0	0	0
Consumer	0	0	0	0	0
Total	$730	$4,218	$203	$372	$5,523

Restructurings that result in the forgiveness of principal or interest are typically part of a bankruptcy settlement. There were two Owner CRE TDRs with a value of $107,000 that were completed during the twelve month period ended March 31, 2014 that subsequently defaulted during the period. During the three months ended March 31, 2014, and 2013, there were $1.1 million, and $1.2 million of TDRs that were returned to accrual status, respectively.

The following table outlines accrual status of TDRs as of the dates shown:

	March 31,
	2014	2013
	(in thousands)
TDRs on nonaccrual status	$14,987	$22,383
TDRs on accrual status	34,723	47,102
Total TDRs	$49,710	$69,485

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

5.  Goodwill and Other Intangible Assets:

Goodwill represents the excess of a purchase price over the net assets acquired.  The following table presents a roll-forward of Sterling’s goodwill:

	2014	2013
	(in thousands)
Beginning balance, January 1	$52,018	$22,577
Acquired	0	0
Ending balance, March 31	$52,018	$22,577

Goodwill is not amortized, but is reviewed for impairment at least annually. Other intangible assets at March 31, 2014 and December 31, 2013 were comprised of core deposit intangibles from various acquisitions, and other identifiable intangibles related to the trust and wealth management business acquired in 2012.  The following table provides details of other intangible assets:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
March 31, 2014
Core deposit intangibles	$58,707	$45,823	$12,884
Other	1,800	342	1,458
	$60,507	$46,165	$14,342
December 31, 2013
Core deposit intangibles	$58,707	$44,652	$14,055
Other	1,800	294	1,506
	$60,507	$44,946	$15,561

The following table provides the projected core deposit and other intangibles amortization expense for the remainder of 2014 and the next five years:

Amount
Remainder of 2014	$2,641

Years ended December 31,
2015	2,779
2016	1,606
2017	1,447
2018	1,314
2019	1,232

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

6.  Junior Subordinated Debentures:

Sterling has raised regulatory capital through the formation of trust subsidiaries and has assumed similar obligations through mergers with other financial institutions. The trusts are business trusts in which Sterling owns all of the common equity. The proceeds from the sale of the securities were used to purchase junior subordinated debentures issued by Sterling. Sterling’s obligations under the junior subordinated debentures and related documents, taken together, constitute a full and unconditional guarantee by Sterling of the trusts’ obligations. The junior subordinated debentures are treated as debt of Sterling. The junior subordinated debentures mature 30 years after issuance, and are redeemable, subject to certain conditions.  As of March 31, 2014, all of Sterling’s junior subordinated debentures were redeemable at par, at their applicable quarterly or semiannual interest payment dates.

Details of the junior subordinated debentures are as follows:

		Maturity	Next Interest	March 31, 2014
Subsidiary Issuer	Issue Date	Date	Payment Date	Rate		Amount
	(in thousands)
Sterling Capital Trust IX	July 2007	Oct 2037	April 2014	1.64%		$46,392
Sterling Capital Trust VIII	Sept 2006	Dec 2036	June 2014	1.86		51,547
Sterling Capital Trust VII	June 2006	June 2036	June 2014	1.76		56,702
Lynnwood Financial Statutory Trust II	June 2005	June 2035	June 2014	2.03		10,310
Sterling Capital Trust VI	June 2003	Sept 2033	June 2014	3.43		10,310
Sterling Capital Statutory Trust V	May 2003	June 2033	June 2014	3.49		20,619
Sterling Capital Trust IV	May 2003	May 2033	May 2014	3.39		10,310
Sterling Capital Trust III	April 2003	April 2033	April 2014	3.49		14,433
Lynnwood Financial Statutory Trust I	Mar 2003	Mar 2033	June 2014	3.39		9,426
Klamath First Capital Trust I	July 2001	July 2031	July 2014	4.09		15,251
				2.36	%*	$245,300

* Weighted average rate.

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

7. Earnings Per Share:

The following table presents the computations for basic and diluted earnings per common share:

	Three Months Ended March 31,
	2014	2013
	(in thousands, except shares and per share amounts)
Numerator:
Net income	$12,353	$22,678
Denominator:
Weighted average shares outstanding - basic	62,398,357	62,242,183
Dilutive securities outstanding	1,332,383	762,601
Weighted average shares outstanding - diluted	63,730,740	63,004,784
Earnings per share - basic	$0.20	$0.36
Earnings per share - diluted	$0.19	$0.36
Antidilutive securities outstanding (weighted average):
Stock options	6,103	18,315
Restricted shares	47,359	1,295
Total antidilutive securities outstanding	53,462	19,610

8.  Noninterest Expense:

The following table details the components of Sterling’s noninterest expense:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Employee compensation and benefits	$47,576	$42,436
OREO operations	1,508	2,030
Occupancy and equipment	7,629	9,859
Data processing	7,737	6,577
FDIC insurance	1,178	1,930
Professional fees	3,241	5,952
Depreciation	3,989	2,934
Advertising	1,666	2,436
Travel and entertainment	1,200	1,171
Merger and acquisition	2,715	1,036
Amortization of other intangible assets	1,218	1,659
Other	5,508	3,909
Total noninterest expense	$85,165	$81,929

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

9. Income Taxes:

During the three months ended March 31, 2014, Sterling recognized income tax expense of $6.4 million, reflecting a 34% effective tax rate, compared to income tax expense of $9.9 million and an effective tax rate of 30% for the three months ended March 31, 2013.  The effective tax rate for the three months ended March 31, 2013 reflected permanent differences between book income and tax income, from the Borrego acquisition bargain purchase gain, in addition to tax exempt municipal bond and BOLI income.  As of March 31, 2014, the net deferred tax asset was $275.5 million, including $241.7 million of net operating loss and tax credit carry-forwards, compared with $284.1 million as of December 31, 2013, including $242.3 million of net operating loss and tax credit carry-forwards.

10. Stock Based Compensation:

The following table presents a summary of restricted stock unit activity during the period:

	Shares	Weighted Average Grant Price
Balance, January 1, 2014	454,079	$21.27
Granted	170,492	33.41
Vested	(107,612)	32.84
Expired	(3,722)	20.57
Outstanding, March 31, 2014	513,237	$22.88

The following table presents a summary of stock option activity during the period:

	Shares	Weighted Average Exercise Price
Balance, January 1, 2014	252,626	$50.87
Granted	0	0.00
Exercised	0	0.00
Expired	(1,947)	1,190.00
Cancelled	0	0.00
Outstanding, March 31, 2014	250,679	$42.02
Exercisable, March 31, 2014	102,022	$71.75

The following table presents the weighted average remaining contractual life and the aggregate intrinsic value for stock options as of the dates indicated:

	Stock Options
	Outstanding		Exercisable
	Weighted Average Life	Intrinsic Value	Weighted Average Life	Intrinsic Value
	(dollars in thousands)
March 31, 2014	8.7 years	$2,861	8.5 years	$1,210
December 31, 2013	9.0 years	3,046	8.4 years	889

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

As of March 31, 2014, a total of 4.8 million shares remained available for grant under Sterling’s 2007 and 2010 Long-Term Incentive Plans. The stock options outstanding under these plans have terms of six and 10 years. Stock based compensation expense recognized during the periods presented was as follows:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Stock options	$199	$104
Restricted stock	896	991
Total	$1,095	$1,095

As of March 31, 2014, unrecognized equity compensation expense totaled $11.9 million as the underlying outstanding awards had not yet been earned. This amount will be recognized over a weighted average period of 3.2 years.

11. Derivatives and Hedging:

Sterling enters into interest rate swap transactions with loan customers. The interest rate risk on these swap transactions is hedged by Sterling entering into offsetting interest rate swap agreements with various unaffiliated counterparties (“broker-dealers”). Both customer and broker-dealer related interest rate derivatives are carried at fair value, which includes consideration of counterparty credit risk.

As part of its mortgage banking activities, Sterling makes commitments to prospective borrowers on residential mortgage loan applications, which may have the interest rates locked for a period of 10 to 60 days or longer, if extended (“interest rate lock commitments”). The fair value of interest rate lock commitments presented in the table below has been adjusted to reflect the expected fallout. These interest rate lock commitments, and loans held for sale that have not been committed to investors, give rise to interest rate risk. Sterling hedges the interest rate risk arising from these mortgage banking activities by entering into forward sales agreements on MBS with third parties (“forward commitments”).

Residential mortgage loans held for sale that were not committed to investors were $134.8 million and $129.5 million as of March 31, 2014 and December 31, 2013, respectively. The following table summarizes Sterling’s mortgage banking operations and interest rate swaps:

	March 31, 2014
		Fair Value
	Notional	Asset	Liability
	(in thousands)
Interest rate lock commitments, net	$136,528	$2,569	$0
Forward commitments	243,500	50	0
Interest rate swaps - broker-dealer	20,693	0	580
Interest rate swaps - customer	20,693	557	0

	December 31, 2013
		Fair Value
	Notional	Asset	Liability
	(in thousands)
Interest rate lock commitments, net	$99,215	$1,740	$0
Forward commitments	211,000	2,231	0
Interest rate swaps - broker-dealer	21,054	0	516
Interest rate swaps - customer	22,090	508	0

The fair value of these derivatives is included in other assets and liabilities, respectively. Gains and losses on Sterling’s mortgage banking derivative transactions are included in mortgage banking income, while gains and losses on Sterling’s interest rate swap agreements are included in other noninterest income. The following table sets forth these gains and losses:

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Mortgage banking operations	$(749)	$(10,168)
Other noninterest income	(4)	76

Also included in mortgage banking income were loan servicing fees of $475,000 and $2.7 million for the three months ended March 31, 2014 and 2013, respectively.

12. Offsetting Assets and Liabilities:

Certain derivatives and repurchase agreements are subject to net settlement.  Depending on the governing disclosure rules or elections made by management, amounts are presented gross or net on a balance sheet.  The following summarizes the presentation of Sterling’s interest rate swaps and securities sold under repurchase agreements, all of which are presented gross on Sterling’s balance sheet:

	Amount	Amount Offset on Balance	Amount Presented on	Pledged Collateral on Balance Sheet		Net
	Recognized	Sheet	Balance Sheet	Securities	Cash	Position
	(in thousands)
March 31, 2014
Assets
Interest rate swaps	$557	$0	$557	$0	$0	$557
Total	$557	$0	$557	$0	$0	$557
Liabilities
Securities sold under repurchase agreements	$539,972	$0	$539,972	$539,972	$0	$0
Interest rate swaps	580	0	580	0	580	0
Total	$540,552	$0	$540,552	$539,972	$580	$0
December 31, 2013
Assets
Interest rate swaps	$508	$0	$508	$0	$0	$508
Total	$508	$0	$508	$0	$0	$508
Liabilities
Securities sold under repurchase agreements	$531,679	$0	$531,679	$531,679	$0	$0
Interest rate swaps	516	0	516	0	516	0
Total	$532,195	$0	$532,195	$531,679	$516	$0

Sterling’s cash, and investments and MBS included cash and securities pledged against its interest rate swap and securities sold under repurchase agreements liabilities.

13. Fair Value:

Fair value estimates are determined as of a specific date using quoted market prices, where available, or various assumptions and estimates. As the assumptions underlying these estimates change, the fair value of the financial instruments will change. The use of assumptions and various valuation techniques, as well as the absence of secondary markets for certain financial

STERLING FINANCIAL CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2014

instruments, will likely reduce the comparability of fair value disclosures between financial institutions. Accordingly, the aggregate fair value amounts presented do not represent and should not be construed to represent the full underlying value of Sterling.

The carrying amounts and fair values of financial instruments as of the periods indicated were as follows. Other assets are comprised of FHLB stock and derivatives, while other liabilities are comprised of derivatives:

		March 31, 2014		December 31, 2013
	Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
		(in thousands)
Financial assets:
Cash and cash equivalents	1	$443,566	$443,566	$545,435	$545,435
Investments and MBS:
Available for sale	2	1,386,382	1,386,382	1,429,812	1,429,812
Held to maturity	2	154	154	165	165
Loans held for sale	2	229,084	229,084	138,952	138,952
Loans receivable, net	3	7,285,163	7,306,368	7,331,228	7,344,637
Mortgage servicing rights, net	3	59,955	75,118	60,100	75,017
Other assets (1)	2	97,289	97,289	99,756	99,756
Financial liabilities:
Non-maturity deposits	2	5,491,427	5,491,427	5,373,544	5,373,544
Deposits with stated maturities	2	1,641,443	1,656,275	1,701,446	1,717,039
Borrowings	2	1,761,331	1,684,343	1,923,081	1,845,614
Other liabilities	2	580	580	516	516

(1) Other assets includes FHLB stock. As of March 31, 2014 and December 31, 2013, FHLB stock was carried at $94.1 million and $95.3 million, respectively.

Companies have the option of carrying financial assets and liabilities at fair value, which can be implemented on all or individually selected financial instruments. The framework for defining and measuring fair value requires that one of three valuation methods be used to determine fair market value: the market approach, the income approach or the cost approach. To increase consistency and comparability in fair value measurements and related disclosures, the standard also creates a fair value hierarchy to prioritize the inputs to these valuation methods into the following three levels:

•                   Level 1 inputs are a select class of observable inputs, based upon the quoted prices for identical instruments in active markets that are accessible as of the measurement date, and are to be used whenever available.

•                   Level 2 inputs are other types of observable inputs, such as quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are inactive; or other inputs that are observable or can be derived from or supported by observable market data. Level 2 inputs are to be used whenever Level 1 inputs are not available.

•                  Level 3 inputs are substantially unobservable, reflecting the reporting entity’s own assumptions regarding what market participants would assume when pricing a financial instrument. Level 3 inputs are to be used only when Level 1 and Level 2 inputs are unavailable.

The methods and assumptions used to estimate the fair value of certain financial instruments are as follows:

Cash and Cash Equivalents.  The carrying value of cash and cash equivalents approximates fair value due to the relatively short-term nature of these instruments.

Investments and MBS.  The fair value of investments and MBS are provided by a third-party pricing service. These valuations are based on market data using pricing models that vary by asset class and incorporate available current trade, bid and other market information, and for structured securities, cash flow and loan performance data. The pricing processes utilize benchmark curves, benchmarking of similar securities, sector groupings, and matrix pricing. Option adjusted spread models are also used to

STERLING FINANCIAL CORPORATION

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MARCH 31, 2014

assess the impact of changes in interest rates and to develop prepayment scenarios. All models and processes used take into account market convention.

Loans Held for Sale.  Sterling has elected to carry residential loans held for sale at fair value. The fair values of residential loans are based on investor quotes in the secondary market, determined by the fair value of options and commitments to sell or issue mortgage loans. The fair value election was made to match changes in the value of these loans with the value of their economic hedges. Loan origination fees, costs and servicing rights, which were previously deferred on these loans, are now recognized as part of the loan value at origination. Nonresidential loans held for sale are carried at the lower of cost or market (“LOCOM”) due to the frequency of these loan sale transactions, as well as the availability of market data for these loan types.

Loans Receivable.  The fair value of performing loans is estimated by discounting the cash flows using interest rates that consider the current credit and interest rate risk inherent in the loans and current economic and lending conditions and does not incorporate the exit price concept of fair value. The fair value of nonperforming collateral-dependent loans is estimated based upon the value of the underlying collateral. The fair value of other nonperforming loans is estimated by discounting management’s current estimate of future cash flows using a rate estimated to be commensurate with the risks involved. Changes in the various inputs in the fair value of nonperforming loans will have a significant impact on the fair value.

Mortgage Servicing Rights.  The fair value of mortgage servicing rights is estimated using a discounted cash flow model to arrive at the net present value of expected earnings from the servicing of the loans. Model inputs include prepayment speeds, market interest rates, contractual interest rates on the loans being serviced, the amount of other fee income generated and other factors. The fair value of mortgage servicing rights is impacted by any changes in these inputs.

Deposits.  The fair values of deposits subject to immediate withdrawal such as interest and noninterest bearing checking, regular savings, and money market deposit accounts, are equal to the amounts payable on demand at the reporting date. Fair values for time deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.

Borrowings.  The carrying amounts of short-term borrowings under repurchase agreements, federal funds purchased, short-term FHLB advances and other short-term borrowings approximate their fair values due to the relatively short period of time between the origination of the instruments and the expected payment dates on the instruments. The fair value of long-term FHLB advances and other long-term borrowings is estimated using discounted cash flow analysis based on Sterling’s current incremental borrowing rates for similar types of borrowing arrangements with similar remaining terms.

Derivatives.  Valuations of interest rate lock commitments and forward commitments are estimated using quoted market prices for similar instruments. Fair values for the interest rate swaps are based on the present value differential between the fixed interest rate payments and the floating interest rate payments as projected by the forward interest rate curve, over the term of the swap, with the recorded amount net of any credit valuation adjustments.

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Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents Sterling’s financial instruments that are measured at fair value on a recurring basis:

	Total	Level 1	Level 2	Level 3
	(in thousands)
March 31, 2014
Investment securities available for sale:
MBS	$1,206,160	$0	$1,206,160	$0
Municipal bonds	180,000	0	180,000	0
Other	222	0	222	0
Total investment securities available for sale	1,386,382	0	1,386,382	0
Loans held for sale	146,336	0	146,336	0
Loans receivable, net	25,741	0	0	25,741
Other assets - derivatives	3,176	0	3,176	0
Total assets	$1,561,635	$0	$1,535,894	$25,741
Other liabilities - derivatives	580	0	580	0
Total liabilities	$580	$0	$580	$0
December 31, 2013
Investment securities available for sale:
MBS	$1,239,900	$0	$1,239,900	$0
Municipal bonds	189,690	0	189,690	0
Other	222	0	222	0
Total investment securities available for sale	1,429,812	0	1,429,812	0
Loans held for sale	138,952	0	138,952	0
Loans receivable, net	26,462	0	0	26,462
Other assets - derivatives	4,479	0	4,479	0
Total assets	$1,599,705	$0	$1,573,243	$26,462
Other liabilities - derivatives	516	0	516	0
Total liabilities	$516	$0	$516	$0

The following table presents the changes in fair value for loans receivable measured at fair value on a recurring basis using Level 3 inputs:

	Three months ended March 31,
	2014	2013
	(in thousands)
Beginning balance	$26,462	$23,177
Transfers from held for sale	416	16,571
Principal payments and payoffs	(1,261)	(806)
Valuation adjustments	124	(47)
Ending balance	$25,741	$38,895

The change in value between the aggregate fair value and the aggregate unpaid principal balance of loans receivable carried at fair value were a gain $124,000 during the three months ended March 31, 2014, and a loss of $47,000 during the three months

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ended March 31, 2013, and were included in income from mortgage banking operations. Valuation adjustments were based on current market rates for comparable loans, in addition to discounts applied based on specific loan characteristics.

Derivatives include mortgage banking interest rate lock and loan delivery commitments, and interest rate swaps. See Note 11 for a further discussion of these derivatives. The difference between the aggregate fair value and the aggregate unpaid principal balance of loans held for sale that are carried at fair value were included in earnings as follows:

	Three Months Ended March 31,
	2014	2013
	(in thousands)
Mortgage banking operations	$1,781	$(10,189)

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

Sterling may be required, from time to time, to measure certain assets at fair value on a non-recurring basis from application of LOCOM accounting or write-downs of individual assets. The following table presents the carrying value for these assets as of the dates indicated:

	March 31, 2014				Losses During the
	Total Carrying Value	Level 1	Level 2	Level 3	Three Months Ended March 31, 2014
	(in thousands)
Loans held for sale	$82,748	$0	$0	$82,748	$(6,811)
Loans	31,269	0	0	31,269	(983)
OREO	989	0	0	989	(138)
Mortgage servicing rights	59,955	0	0	59,955	(96)

	December 31, 2013				Gains (Losses)
	Total Carrying Value	Level 1	Level 2	Level 3	During the Year Ended December 31, 2013
Loans	$118,037	$0	$0	$118,037	$(15,352)
OREO	522	0	0	522	(930)
Mortgage servicing rights	60,100	0	0	60,100	6,948

The loans held for sale disclosed above relate to loans that were identified to be divested as part of the branch sales that are expected to be sold in the second quarter of 2014.  Based on the agreement to sell those branches, the loans will be sold at a loss.  The loans disclosed above represent the net balance of loans as of period end for which a charge-off or specific reserve has been recognized during the three months ended March 31, 2014, and the year ended December 31, 2013, respectively, with these losses comprised of charge-offs and increases in the specific reserve. OREO represents the carrying value of properties for which a specific reserve was recorded during the periods presented as a result of updated appraisals subsequent to foreclosure. The appraisals may use comparable sales and income approach valuation methods and may be adjusted to reflect current market or property information. In addition to the loan and OREO losses disclosed above, charge-offs at foreclosure for properties held as of period end totaled $129,000 and $884,000 for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively. Fair value adjustments to the mortgage servicing rights were mainly due to market derived assumptions associated with mortgage prepayment speeds. Sterling carries its mortgage servicing rights at LOCOM, and they are accordingly measured at fair value on a non-recurring basis. Qualitative information regarding the fair value measurements for Level 3 financial instruments are as follows:

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March 31, 2014
	Method	Inputs
Loans	Income, Market, Comparable Sales, Discounted Cash Flows	External appraised values; probability weighting of broker price opinions; management assumptions regarding market trends or other relevant factors; selling costs ranging from 4.5% to 9%.
OREO	Income, Market, Comparable Sales, Discounted Cash Flows	External appraised values; probability weighting of broker price opinions; management assumptions regarding market trends or other relevant factors; selling costs ranging from 4.5% to 9%.
Mortgage servicing rights	Discounted Cash Flow	Weighted average prepayment speed: residential 9.6%, commercial 12.1%; weighted average discount rate: residential 9.7%, commercial 15.8%.

14. Regulatory Capital:

The following table sets forth the respective regulatory capital positions for Sterling and Sterling Bank as of March 31, 2014:

	Actual		Adequately Capitalized		Well-Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
Tier 1 leverage ratio
Sterling	$1,135,769	11.5%	$393,586	4.0%	$491,982	5.0%
Sterling Bank	1,100,641	11.2%	393,456	4.0%	491,820	5.0%
Tier 1 risk-based capital ratio
Sterling	1,135,769	14.9%	305,534	4.0%	458,300	6.0%
Sterling Bank	1,100,641	14.4%	305,599	4.0%	458,399	6.0%
Total risk-based capital ratio
Sterling	1,231,883	16.1%	611,067	8.0%	763,834	10.0%
Sterling Bank	1,196,775	15.7%	611,198	8.0%	763,998	10.0%

15. Segment Information:

Sterling’s operations are divided into two primary business segments that represent its core businesses:

•                  Community Banking - providing traditional banking services through the retail banking, private banking and commercial banking groups, including the originating and servicing of commercial real estate, owner occupied CRE and C&I loans.

•                  Home Loan Division - originating and selling residential real estate loans through its mortgage banking operations, on both a servicing-retained and servicing-released basis.

The Eliminations caption represents intercompany eliminations.

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	As of and for the Three Months Ended March 31, 2014
	Community Banking	Home Loan Division	Eliminations	Total
	(in thousands)
Interest income	$94,247	$2,419	$0	$96,666
Interest expense	12,182	0	796	12,978
Net interest income	82,065	2,419	(796)	83,688
Provision for credit losses	0	0	0	0
Noninterest income	10,531	9,679	0	20,210
Noninterest expense	67,730	17,330	105	85,165
Income (loss) before income taxes	$24,866	$(5,232)	$(901)	$18,733
Total assets	$10,028,063	$154,239	$26,235	$10,208,537

	As of and for the Three Months Ended March 31, 2013
	Community Banking	Home Loan Division	Eliminations	Total
	(in thousands)
Interest income	$83,690	$7,067	$0	$90,757
Interest expense	12,419	0	1,444	13,863
Net interest income	71,271	7,067	(1,444)	76,894
Provision for credit losses	0	0	0	0
Noninterest income	21,185	16,373	8	37,566
Noninterest expense	62,453	17,472	2,004	81,929
Income (loss) before income taxes	$30,003	$5,968	$(3,440)	$32,531
Total assets	$8,942,231	$308,209	$5,996	$9,256,436

16. Commitments and Contingencies:

Merger Litigation. Sterling, its directors and Umpqua Holdings Corporation (“Umpqua”) are named as defendants in three lawsuits pending in the Superior Court of Washington in and for Spokane County, which have been consolidated under the caption In re Sterling Financial Corp. Merger Litigation, Lead No. 13-2-03848-4. The consolidated litigation generally alleges that the directors of Sterling breached their duties to the Sterling shareholders by approving the Merger, failing to take steps to maximize shareholder value, engaging in a flawed sales process, and agreeing to deal protection provisions in the merger agreement that are alleged to unduly favor Umpqua. Umpqua is alleged to have aided and abetted the alleged breaches of duty. The consolidated litigation also alleges that the disclosures approved by the Sterling board in connection with the Merger and the vote thereon are false and misleading in various respects. As relief, the complaints seek, among other things, an injunction against consummation of the Merger, rescission of the Merger if it is effected, damages in an unspecified amount, and the payment of plaintiffs’ attorneys’ fees and costs. The defendants believe that the lawsuits are without merit. On January 16, 2014 the parties to the consolidated litigation entered into a memorandum of understanding to settle the consolidated litigation (such memorandum including plaintiffs’ agreement to stay the consolidated litigation, except for proceedings relating to the settlement), subject to court approval and other customary conditions, including the execution of definitive documentation. The proposed settlement covers all holders of Sterling common stock (other than the defendants and their immediate families, heirs and assigns) from and including November 1, 2012 until the consummation of the Merger. The proposed settlement provides for the defendants to make certain additional disclosures, which were included in the proxy statement/prospectus that was mailed to Sterling shareholders in connection with the special meeting at which the Merger was approved. The proposed settlement does not provide for any other consideration from the defendants, including any monetary consideration (other than potentially attorneys’ fees as described in the following paragraph). Sterling shareholders who are members of the proposed settlement class will, at a later date, receive written notice containing the full terms of the proposed settlement and proposed release of class claims and related matters.

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In the event that the parties enter into a settlement, a hearing will be scheduled at which the Superior Court of Washington in and for Spokane County will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in the consolidated litigation that were or could have been brought challenging any aspect of the proposed Merger, the merger agreement and the transactions contemplated thereby, and any disclosure made in connection therewith (but excluding dissenters’ rights pursuant to Chapter 23B.13 of the WBCA), among other claims, pursuant to terms that will be disclosed to shareholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Superior Court of Washington in and for Spokane County for an award of attorneys’ fees and expenses to be paid by Sterling or its successor, which the defendants may oppose. Sterling or its successor will pay or cause to be paid any attorneys’ fees and expenses awarded by the Superior Court of Washington in and for Spokane County. There can be no assurance that the parties will ultimately enter into a settlement or that the Superior Court of Washington in and for Spokane County will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. Sterling management believes the proposed settlement will have no adverse material impact on Sterling.

Neither the memorandum of understanding nor the ultimate settlement is, and neither should be construed as, an admission of wrongdoing or liability by any defendant. Sterling, its directors and Umpqua continue to believe that the consolidated litigation is without merit and vigorously deny the allegations that Sterling’s directors breached their fiduciary duties.

Securities Class Action Litigation. On December 11, 2009, a putative securities class action complaint, captioned City of Roseville Employees’ Retirement System v. Sterling Financial Corp., et al., No. CV 09-00368-EFS, was filed in the United States District Court for the Eastern District of Washington against Sterling and certain of its current and former officers.  The Court appointed City of Roseville Employees’ Retirement System as lead plaintiff on March 9, 2010.  On June 18, 2010, lead plaintiff filed a consolidated complaint alleging that the defendants violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 by making false and misleading statements concerning our business and financial results.  The consolidated complaint purported to be brought on behalf of a class of persons who purchased or otherwise acquired Sterling’s stock during the period from July 23, 2008 to October 15, 2009.  The consolidated complaint alleged that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 by failing to disclose the extent of Sterling’s delinquent commercial real estate, construction and land development loans, properly record losses for impaired loans, and properly reserve for loan losses, thereby causing Sterling’s stock price to be artificially inflated during the purported class period.  Plaintiffs sought unspecified damages and attorneys’ fees and costs.  On August 30, 2010, Sterling moved to dismiss the Complaint.  On March 2, 2011, after complete briefing, the court held a hearing on the motion to dismiss.  On August 5, 2013, the court granted the motion to dismiss without prejudice.  On October 11, 2013, the lead plaintiff filed an amended consolidated complaint.  The amended consolidated complaint names the same defendants, specifies the same class period, alleges the same violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and seeks the same relief.  The amended consolidated complaint contains similar allegations of improper disclosure regarding Sterling’s lending practices, status of loans and reserving and accounting for loans. On January 24, 2014, Sterling moved to dismiss the amended consolidated complaint. Sterling believes the lawsuit is without merit and continues to vigorously defend against it. Failure by Sterling to obtain a favorable resolution of the claims set forth in the complaint could have a material adverse effect on our business, results of operations and financial condition. Currently, a loss resulting from these claims is not considered probable or reasonably estimable in amount.

Additionally, Sterling is involved in ongoing litigation, primarily related to its normal business operations. When establishing a liability for contingent litigation losses, Sterling determines a range of potential losses for each matter that is both probable and estimable, and records the amount it considers to be the best estimate within the range. For these matters and others where an unfavorable outcome is reasonably possible but not probable, there is no estimable range of possible losses. Sterling believes that the eventual outcome from these cases will not, individually or in the aggregate, have a material adverse effect on its consolidated financial position.

17. Subsequent Event:

On September 11, 2013, Sterling entered into a definitive agreement to merge (the “Merger”) with and into Umpqua, with headquarters in Portland, Oregon. As of the close of business on April 18, 2014, the Merger was completed with Sterling merging with and into Umpqua, as the surviving corporation in the Merger. Sterling Bank was merged with and into Umpqua Bank, an Oregon state chartered bank and wholly owned subsidiary of Umpqua. The combined company will operate under the

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Umpqua Bank name and brand. Under the terms of the Merger, Sterling shareholders received 1.671 shares of Umpqua common stock and $2.18 in cash, without interest, for each share of Sterling common stock.

On February 19, 2014, Sterling entered into a definitive agreement for the sale of six depository branches located in Coos County and Douglas County, Oregon to Banner Bank (“Banner”), a wholly owned subsidiary of Banner Corporation.  The branches are being divested in connection with the Merger pursuant to agreements with the United States Department of Justice and the Federal Reserve Board. Under the terms of the agreement, Sterling Bank will pay a negative premium of approximately $7.0 million for Banner to acquire approximately $225 million of deposits and $90 million of performing loans. During the three months ended March 31, 2014, the $7.0 million negative premium was recorded as a loss on assets held for sale in other noninterest income on the consolidated statements of income. This transaction is subject to customary closing conditions, and is expected to be completed during the second quarter of 2014.